Company Press Release

QWEST ANNOUNCES INDUSTRY LEADING HIGH
PERFORMANCE IP NETWORK AND ACQUISITION OF ICON
CMT INTERNET-SOLUTIONS COMPANY

LEADING GLOBAL COMMUNICATIONS COMPANY ALSO TO PROVIDE HOSTED "CYBERCENTER" CAPABILITIES

NATIONAL ACCOUNTS DIVISION ESTABLISHED TO SELL HIGH-BANDWIDTH SERVICES TO MULTINATIONAL CLIENTS; FIRST CUSTOMER FOR NEW NETWORK SERVICE ALSO ANNOUNCED

DENVER--(BUSINESS WIRE) --Sept. 14, 1998-- Qwest (NASDAQ:QWST - news) today announced several initiatives designed to accelerate its leadership in the developing world of broadband multimedia services. The company said it will initiate the first broadscale deployment and activation of a massive Internet Protocol (IP) nationwide network that will give customers access to unprecedented bandwidth for multimedia applications; the acquisition of Icon CMT, a leading Internet solutions company; the establishment of 10 hosting CyberCenters; the creation of a National Accounts division to sell IP services to multinational customers and a $36 million agreement with Rudin Management Company Inc. for OC-48 IP services.

Commercially available on November 1, 1998, the nationwide OC-48 IP network will offer some of the industries' most aggressive service level agreements including 100 percent network availability. In addition, Qwest announced new IP services including high-speed dedicated Internet access with speeds up to OC-48, IP-based VPN services and an expansion of its Q.Talk voice over IP network service.

The company is also entering the web hosting business and will establish 10 major CyberCenters for customer hosted applications. By the end of this year the company plans to open CyberCenters in San Francisco, Los Angeles, New York, and Washington, D.C. The remaining centers in Seattle, Dallas, Chicago, Detroit, Atlanta and Miami will be open in 1999.

To support Qwest's deployment of new offerings that integrate data services into IP architectures, the company announced the creation of a National Accounts division and acquisition of Icon CMT Corp. [Nasdaq:ICMT news], a leading provider of integrated web solutions including Internet hosting, access, backup and professional services in IP integration.

"Qwest was built to change the world of communications, and that is what we continue to do," said Joseph P. Nacchio, president and CEO of Qwest. "With the introduction of our OC-48 IP network, we are driving the development and availability of web-enabled and e-commerce applications at performance and pricing levels that will significantly enhance the productivity of business solutions."

Suite of New Products and Usage-Based Billing Delivered to Customers

The Qwest OC-48 network will set a new standard for high performance and will also deliver to customers usage-based billing and pricing. Customers will have access to a highly reliable source for virtually unlimited bandwidth to support sophisticated multimedia, e-commerce and data applications without the cost of a dedicated leased line.

With these new services and resources complementing the Qwest Macro Capacity Fiber Network and deployment of OC-48 in 1998, Qwest is now offering its customers second-generation IP services while competing networks remain under construction. These new transport services and applications include:

         O High-Speed Dedicated Internet Access: Qwest offers customized Internet solutions including dedicated OC-48 connections for ' bandwidth intensive customer needs such as e-commerce, video-on-demand and other key data applications.
         O Web Hosting: The Qwest Macro Capacity Fiber Network allows the company to be the most flexible provider of high-performance, scalable and secure Web hosting services, providing customers with dedicated access to the Internet, intranets and extranets at up to OC-48 speeds.
         O IP-VPN services: IP-based VPN services will be deployed in two phases - for premise-based VPNs (starting in Q1 '99) and network-based VPNs (by Q2'99), delivering unprecedented security and reliability.

The OC-48 network will also allow Qwest to significantly enhance its existing services, including:

-- Voice over IP: Q.Talk, Qwest's voice over IP network service, will be expanded to 125 cities in 29 states by the end of 1998. Pricing remains at 7.5 cents per minute with Q.Talk's unsurpassed quality. New features to be added in Q4 `98 include voicemail, speed dialing, calling card and audio conferencing.

Acquisition of Icon CMT Corp.

Qwest also announced today that it has agreed to acquire Icon CMT Corp. in an all stock transaction valued at approximately $185 million. Icon is a leading Internet solutions provider offering Web hosting, Internet connectivity and professional services to its business customers. This acquisition supports Qwest's entry into the Web hosting and Web enabling market for large business customers. Icon had revenues in 1997 of approximately $52 million, and 1998 revenues are expected to reach approximately $80 million.

"We're delighted to be joining Qwest to leverage their low-cost high-speed network, extensive distribution channels and state-of-the-art back office systems. This will allow us to accelerate our business and deploy high-speed connectivity for our customers on a global basis," said Scott Baxter, CEO of Icon.

Icon, one of the pioneers of Web site design and end-to-end management, provides Internet solutions for financial, media, travel and pharmaceutical markets and other information-intensive industries. Icon clients include Bear Steams, Merrill Lynch, CBS, Swissotel and Pfizer. Icon is headquartered in Weehawken, New Jersey, and has over 400 employees, most of which are IT professionals.

The acquisition will be accounted for as a purchase. The closing is subject to the satisfaction of certain customary conditions, including the approval of Icon's stockholders and the receipt of applicable anti-trust and securities law approval. The parties expect to consummate the acquisition within 90 days.

The actual number of shares of Qwest common stock to be exchanged for each Icon share will be determined by dividing $12 by a 15-day volume weighted average of trading prices for Qwest common stock prior to the Icon stockholders meeting that will be called to approve the transaction, but will not be less than .3200 shares (if Qwest's average stock price exceeds $37.50) or more than .4444 shares (if Qwest's average stock price is less than $27.00).

Qwest has also agreed to advance up to $15 million to Icon (January 31, 2000) to fund working capital requirements and for other corporate purposes. In consideration for this commitment, Icon issued to Qwest a warrant to purchase up to 750,000 shares of Icon stock at $12 per share. Icon's three founders also entered into agreements with Qwest to vote to approve the merger and to grant Qwest an option on their shares. The warrant and options together give Qwest beneficial ownership of approximately 44% of Icon's common stock.

"Icon's experience in helping businesses convert legacy systems to Web-based applications will help us provide end-to-end Internet solutions," said Larry Bouman, executive vice president of product development and multimedia services for Qwest. "Expanded bandwidth, lower pricing and higher reliability are compelling to


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

businesses seeking to exploit the new Internet-oriented economy. But what's truly convincing is the opportunity to completely outsource the development, deployment and management of their overall Internet, intranet and extranet strategy. Instead of chasing the moving target of Internet technology, our customers can now focus on how they want to use the Web for business applications."

The Icon hosting centers in San Francisco and New Jersey will complement existing Qwest centers in the U.S. and throughout Europe. The new 50,000 square foot Qwest CyberCenters will offer a broad range of Web hosting and multimedia applications to customers.

Formation of National Accounts Sales Division Announced

Qwest also announced the formation of a National Accounts sales division, to be headed by Shaun P. Gilmore, senior vice president of national accounts at Qwest. Gilmore was formerly president of Snyder Direct, a company specializing in direct marketing and account management. Prior to Snyder, Gilmore was with AT&T for 16 years, where he had held a number of management positions in the business markets, product management and sales divisions. This expansion is consistent with Qwest's continued growth and acceleration in the multinational and Fortune 1000 segment. Customers who have recently purchased services from Qwest include Bear Steams, CBS, Colgate-Palmolive, NBC, Nortel, PointCast, and Rollins Leasing Corp. The new division servicing multinational customers is currently staffed by more than 100 account managers, growing to 180 by year-end and to 300 by Q1 '99.

Industry's First Major OC-48 IP Customer Unveiled

Rudin Management Company, Inc. will become the first customer to take advantage of the live OC-48 architecture on the Qwest IP backbone. The commercial real estate firm has signed a two-year agreement valued at an estimated $36 million to allow its tenants to receive OC-48 services "direct to the doormat" at select Rudin locations, including its New York Information Technology Center at 55 Broad Street in Manhattan, N.Y. (www.55broadst.com), the Long Island Technology Center at I Sunrise Highway in Great River, N.Y., The Reuters Building at 3 Times Square and at 110 Wall Street.

The agreement signifies one of the largest IP agreements to date to deliver Web-enabled applications to businesses who want to leverage the power of the Internet for competitive business advantage and network cost savings. The network will allow Rudin to provide multimedia services such as video conferencing, whiteboarding and distance learning to its tenants over the Qwest OC-48 IP backbone.

"We are delivering our customers a competitive edge in business by enabling them with the latest business applications, over the fastest, most reliable and cost-effective network available. We're bringing it right to their doors in the most progressive, commercial properties in the world," said Bill Rudin, president of Rudin Management Company, Inc.

About Icon

Icon CMT Corp. is an Internet solutions provider that combines strategy and creativity with a tier-one communications infrastructure to design, develop, deploy and manage interactive, integrated solutions that leverage the Internet as a competitive weapon for Fortune 1000 companies. Founded in 1991, Icon is traded on the Nasdaq under the symbol ICMT. Additional information about Icon is available through the company's Web site at www.icon.com, or by calling 1-800-ASK-ICON (275-4266).

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

About Rudin

Rudin Management Company, Inc. is the management arm of The Rudin Family, developers and owners of one of New York's largest privately owned commercial and residential real estate portfolios totaling 36 properties and consisting of approximately 9 million square feet of office space and 22 apartment buildings. The Rudins are also the developers and owners of the world-renowned New York Information Technology Center at 55 Broad Street.

The Qwest Macro Capacity Fiber Network

Qwest's planned domestic 18,449-mile network will serve over 130 cities, which represent approximately 80 percent of the data and voice traffic originating in the United States, upon its scheduled completion in the second quarter of 1999. To date, approximately 8,850 miles of the Qwest Macro Capacity Fiber Network are activated, and construction has commenced on 17,773 miles. Qwest's transcontinental segment extends from Los Angeles to Sacramento and across to New York. Additionally, Qwest owns transatlantic submarine capacity linking the United States to Europe and will jointly own a transpacific submarine cable system connecting the U.S. to the Pacific Rim. Qwest is also extending its network 1,400 miles into Mexico with completion slated for late 1998.

The Qwest Macro Capacity Fiber network is designed with highly reliable and secure bi-directional, line switching OC-192 SONET ring architecture. Upon completion, the network will offer a self-healing system that provides the ultimate security and reliability by allowing instantaneous rerouting in the event of a fiber cut.

About Qwest

Qwest Communications International Inc. (NASDAQ: QWST - news) is a multimedia communications company and one of the fastest growing companies in America today. Headquartered in Denver, Colorado, Qwest has approximately 6,000 employees and over 80 sales offices worldwide. With its world-class data and multimedia network, marketing expertise, and customer care and billing systems, Qwest is delivering high-quality data, video and voice connectivity securely and reliably to customers around the world. Further information is available at www.qwest.net.

This release may contain forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by Qwest with the SEC, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including, but not limited to, (a) failure by Qwest to construct the Qwest Network on schedule and on budget, (b) failure by Qwest to obtain and maintain all necessary rights-of-way, (c) intense competition in Qwest's carrier services and communications services markets, (d) rapid and significant changes in technology and markets, (e) dependence on new product development, (f) operating and financial risks related to managing rapid growth, integrating acquired businesses, being highly leveraged and sustaining operating cash deficits and
(g) adverse changes in the regulatory environment. These cautionary statements should be considered in connection with any subsequent written or oral forward-looking statements that may be issued by Qwest or persons acting on its behalf. Qwest undertakes no obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

This announcement is not an offer to sell or a solicitation to buy any securities of Qwest. The offering with respect to the proposed acquisition of Icon will be made only by the proxy statement/prospectus that will be distributed to stockholders of Icon in connection with their consideration of the transaction.

The Qwest logo is a registered trademark of Qwest Communications International Inc. in the U.S. and certain other countries.


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

CONTACT INFORMATION:


QWEST CORPORATE CONTACT:   QWEST INVESTOR CONTACT:   QWEST MEDIA CONTACT:
------------------------   -----------------------   --------------------
Qwest Communications       Qwest Communications      Alexander Communications
Christy Weiner             Lee Wolfe                 Mary Stromberg
(303) 992-2085             (800) 567-7296            (303) 615-5070 x130
CHRISTINE.WEINER@QWEST.NET LWOLFE@QWEST.NET          MSTROM@ALEXANDERCOM.COM
-------------------------- --------------------      ---------------------------
HTTP://WWW.QWEST.NET       HTTP://WWW.QWEST.NET      HTTP://WWW.ALEXANDER-PR.COM
--------------------       --------------------      ---------------------------


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